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Exhibit 10.5

FIRST AMENDMENT TO
CONTRACT OF AFFREIGHTMENT

        This First Amendment to Contract of Affreightment ("First Amendment") is entered into between Public Service Marine, Inc. (hereinafter called "Owner") and VENOCO, INC. (hereinafter called "Charterer").

        WHEREAS, Charterer and Owner entered into that certain Contract of Affreightment effective March 13, 1998 (the "Original Contract"); and

        WHEREAS, Owner and Charterer have agreed to certain amendments to the Original Agreement; and

        WHEREAS, Charterer acknowledges that Owner intends to construct an 80,000 barrel or larger capacity barge in the future to replace the barge JOVALAN as the primary service vessel. Owner and Charterer also acknowledge that Charterer may subsequently have the opportunity, if so available, to charter the barge JOVALAN to meet additional Ellwood marine requirements.

        WHERAS, charterer acknowledges the value and consideration, in having additional capacity and a back up vessel to the JOVALAN.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1.
Preamble.    Referenced offices and places of business for both Owner and Charterer have changed to the following:

  Owner: (mailing address) P.O. Box 32125, Long Beach, CA 90832-2125
               (office address) 401 Canal Street, Wilmington, CA 90744

  Charterer: (mailing / office address) 5464 Carpinteria Ave, Suite J, Carpinteria, CA 93013-1413

2.
Terms Defined in Original Contract.    As used in this First Amendment, except as may otherwise be provided herein, all capitalized terms which are defined in the Original Contract shall have the same meaning herein as therein.

3.
Amendment to Original Contract.
(a)
Section 1 of the Original Contract is deleted in its entirety and the following Section 1 is substituted in lieu thereof:

      "1. Term.    The term of the COA shall commence on the date of the execution of this Amendment ("Commencement Date") and shall continue until March 31, 2010, except as where otherwise provided in this COA. Notwithstanding the above, on or after December 31, 2003 Charterer shall have the right to terminate this COA effective on the date Venoco is permitted to, and begins, shipping Ellwood crude oil production by pipeline, upon at least 180 days written notice, not be given before December 31, 2003."

  (b)
  Section 3(a) of the Original Contract is amended by the change of instructions for the wire transfer of funds to:

        Lasalle Bank N.A.

        ABA # 071000505 / General Ledger A/C #2090067

        BNF: Public Service Marine, Inc.

        RFB: 19-8533002

  (c)
  Section 4(a) of the Original Contract is deleted in its entirety and the following Section 4(a) is substituted in lieu thereof:

      The base price (freight rate) for shipments from Ellwood to Los Angeles/Long Beach Harbor will be $1.64/bbl. The overage price from Ellwood to San Francisco will be $0.44/bbl above the prevailing contract base price from Ellwood to Los Angeles/Long Beach Harbor. Following delivery of a newly constructed 80,000 barrel capacity barge the overage price from Ellwood to San Francisco will be $0.73/bbl for the JOVALAN and $0.50/bbl for the newly constructed 80,000 barrel capacity barge.

  (d)
  Section 5 (a) and (b) of the Original Contract is deleted in its entirety and the following Section 5(a) and (b) is substituted in lieu thereof:

  (a)
  Every Monday, or Tuesday if Monday is a holiday, Charterer will fax to Owner a schedule for the next four weeks which indicates the probable earliest date(s) on which Charterer will have a full load (approximately 54,000 barrels on JOVALAN or approximately 80,000 Bbls. on New Build Barge unless restricted to a lesser amount by regulation) available for pick-up by Owner. On the following day Owner shall advise the Charterer the estimated date(s) on which it will commence loadings. Such loading dates shall be within the Window Period, as defined below, for each proposed shipment. At least 2 days before each estimated loading date, Owner shall confirm with Charterer the date on which loading will commence (which date shall be within the Window Period for such shipment). Upon giving of such confirmation Owner shall fax to Charterer a Charter Order (Exhibit 2) giving Charterer 24 hours to confirm agreement of the date. This scheduling shall be repeated each week, with anticipated loading dates being modified to reflect changes in Charterer's production rates, provided loading dates for which Charter Orders have been executed may not be adjusted without the mutual consent of the parties. To the extent reasonably possible, all loading operations shall be undertaken and completed on weekdays. However, Charterer authorizes Owner to load on one weekend per month. The authorization of additional weekend loading over and above the one weekend per month shall be at the sole discretion of Charterer, which Charterer shall not unreasonably withhold.

  (b)
  As used in this COA, the term "Window Period" refers to the time period following each date Charterer has predicted the availability of a full load for shipment. As production rates at the Ellwood Field increase, the Window Period will decrease as follows:

Window Period for Barge Jovalan
Capacity 54,000 bbls.

Production Rate	Window Period
Less than 5,500 b/d	10 days
5,500 to 7,000 bbl/d	8 days
7,000 bbl/d to 9,000 bbl/d	7 days
9,000 bbl/d to 18,000 bbl/d	5 days

Window Period for New Build Barge
Capacity 80,000 bbls.
(To be implemented upon approval for service of new build barge)

Production Rate	Window Period
Up to 18,0000 b/d	5 days for Los Angeles Destinations and 7 days for San Francisco Destinations

        If Owner is unable to commence loading within any Window Period designated by Charterer, Owner shall pay to Charterer a late loading fee equivalent to the Demurrage Rate set forth in this COA, which fee shall accrue commencing at Midnight of the last day of the Window Period until actual loading operations have been completed. The maximum fee for any loading will be $25,000.

  (e)
  Section 6 of the Original Contract is amended by the change of JOVALAN to JOVALAN and VESSEL.

  (f)
  Section 7(d) of the Original Contract is amended by the change of JOVALAN to JOVALAN and VESSEL.

  (g)
  Section 7(f) of the Original Contract is amended by the change of JOVALAN's to JOVALAN's and VESSEL's.

  (h)
  Section 12 of the Original Contract is deleted in its entirety and the following Section 12 is substituted in lieu thereof:

    "Charter guarantees to Owner a minimum volume of 50,000 barrels per load for the barge JOVALAN and a minimum volume of 75,000 barrels per load for the newly constructed 80,000 barrel capacity barge (the actual loaded amount to be determined pursuant to Article 17, below), unless a lesser volume is agreed to by the parties or is mandated by applicable laws, rules or regulations.

    Subject to the terms of this COA, Owner shall have the right to transport all crude oil produced by Charterer from the Ellwood field.

  (i)
  Section 16 of the Original Contract is amended by the change in insurance coverage limits to One Billion Dollars (U.S.) ($1,000,000,000.00).

  (j)
  Section 51 of the Original Contract is amended by the change in notices to:

      If to Venoco, LLC:

        Venoco, Inc.
        Ed O'Donnell
        5464 Carpinteria Ave., Suite J
        Carpinteria, CA 90313-1423
        Telephone: (805) 745-2256
        Facsimile:    (805) 745-2216

      If to PSMI:

        Public Service Marine, Inc.
        Attention: Vincent P. Godfrey
        P.O. Box 32125
        Long Beach, CA 90832-2125
        Telephone: (310) 549-1700
        Facsimile:    (310) 549-6200

4.
Extent of Amendments.    The Original Contract with all of its terms and conditions not with standing, These amendments hereby, remains in full force and effect until the expiration of this contract.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above

VENOCO, INC
By:	/s/ ED O'DONNELL
PUBLIC SERVICE MARINE, INC.
By:	/s/ VINCENT P. GODFREY

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FIRST AMENDMENT TO CONTRACT OF AFFREIGHTMENT